Exhibit 99.1

                                Press Release




                                PRESS RELEASE


                                        Contact:    Donald Fleming
                                                    Senior Vice President
December 6, 2002                        Contact #:  (718) 697-2813


ANNOUNCEMENT:   STATEN ISLAND BANCORP, INC. TO PARTICIPATE IN
                NEW YORK SOCIETY OF SECURITY ANALYSTS, INC.
                BANKING INDUSTRY CONFERENCE

STATEN ISLAND, NEW YORK - (NYSE: SIB), Staten Island Bancorp, Inc. (the "Company") announced today that it will participate in the New York Society of Security Analyst's Banking Industry Conference on December 12, 2002.

The Company's presentation is scheduled to begin at 10:40 a.m. Eastern Time.
A simultaneous webcast of the Company's presentation, which will include an accompanying Power Point slide presentation will be available at the Company's website, www.sibk.com. The webcast will be archived at the Company's web site later in the day and will be available through December 19, 2002.

Staten Island Bancorp, Inc. is the holding company for SI Bank & Trust. The Bank was chartered in 1864 and now operates seventeen full service branches and three limited service branches on Staten Island, New York, two full service branches in Brooklyn, New York; and fifteen full service branches in New Jersey. SI Bank & Trust also operates SIB Mortgage Corp., a wholly owned subsidiary of SI Bank & Trust, which conducts business under the name of Ivy Mortgage in 42 states. On September 30, 2002, Staten Island Bancorp had $6.9 billion in total assets and $594.3 million of total stockholders' equity.